UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2008

____________________________________________________

AVISTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1875 S. Grant Street, 10th Floor
San Mateo, California 94402
(Address of principal executive offices, including zip code)

(650) 525-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	– Compensatory Arrangements of Certain Officers.

On April 16, 2008, the Compensation Committee of the Board of Directors of Avistar Communications Corporation (“Avistar”) approved the following 2008 bonus structure for the officers named below.

Anton Rodde, President, Intellectual Property Division

Target bonus for Dr. Rodde in 2008 is $185,000, payable in quarterly installments based on the achievement of certain partnering and intellectual property licensing performance targets.

Mr. Rodde will also be eligible to participate in a broad-based discretionary bonus pool that will be available to all employees of Avistar upon achievement of certain EBIDTA and cash balance targets as of December 31, 2008.

Simon Moss, Chief Executive Officer

Target bonus for Mr. Moss in 2008 is $200,000, payable in quarterly installments based on the achievement of financial performance targets relating to revenue and EBITDA results.

Mr. Moss will also be eligible to participate in a broad-based discretionary bonus pool that will be available to all employees of Avistar upon achievement of certain EBIDTA and cash balance targets as of December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Robert J. Habig
Robert J. Habig Chief Financial Officer

Date:  April 22, 2008